Highbury Financial Inc. Reports Financial and Operating Results
for the Three and Nine Months Ended September 30, 2009

Company Reports Basic EPS of $0.08 and Diluted EPS of $0.07 and
Basic Cash EPS of $0.10 and Diluted Cash EPS of $0.09 for the Third Quarter of 2009

Company Reports Basic EPS of $0.20 and Diluted EPS of $0.19 and
Basic Cash EPS of $0.28 and Diluted Cash EPS of $0.27 for the Nine Months Ended September 30, 2009

Denver, Colorado, November 16, 2009  – Highbury Financial Inc. (OTCBB: HBRF, HBRFW, HBRFU) today reported its financial and operating results for the three and nine months ended September 30, 2009.

Net income attributable to Highbury Financial Inc. for the third quarter of 2009 was $851,580 compared to $641,004 for the third quarter of 2008.  Cash Net Income attributable to Highbury Financial Inc. was $1,108,134 for the three months ended September 30, 2009 compared to $920,265 for the three months ended September 30, 2008.  Basic Cash Net Income per common share (“Cash EPS”) for the third quarter of 2009 was $0.10 compared to $0.10 for the third quarter of 2008.  Diluted Cash EPS for the third quarter of 2009 was $0.09 compared to $0.10 for the third quarter of 2008. Cash Net Income is defined in the attached tables.  Basic earnings per common share for the third quarter of 2009 were $0.08 compared to $0.07 for the third quarter of 2008.  Diluted earnings per common share for the third quarter of 2009 were $0.07 compared to $0.07 for the third quarter of 2008.  Adjusted EBITDA for the three months ended September 30, 2009 was $1,105,339 compared to $1,099,742 for the three months ended September 30, 2008.  Adjusted EBITDA is defined in the attached tables.  For the third quarter of 2009, revenue was $11,196,682 compared to $9,595,927 for the third quarter of 2008.

Net income attributable to Highbury Financial Inc. for the first nine months of 2009 was $1,967,392 compared to $2,166,164 for the first nine months of 2008.  Cash Net Income attributable to Highbury Financial Inc. was $2,736,216 for the nine months ended September 30, 2009 compared to $3,007,006 for the nine months ended September 30, 2008.  Basic Cash EPS for the first nine months of 2009 were $0.28 compared to $0.33 for the first nine months of 2008.  Diluted Cash EPS for the first nine months of 2009 were $0.27 compared to $0.33 for the first nine months of 2008.  Basic earnings per common share for the first nine months of 2009 were $0.20 compared to $0.24 for the first nine months of 2008.  Diluted earnings per common share for the first nine months of 2009 were $0.19 compared to $0.24 for the first nine months of 2008.  Adjusted EBITDA for the nine months ended September 30, 2009 was $2,939,215 compared to $3,625,351 for the nine months ended September 30, 2008.  For the first nine months of 2009, revenue was $27,456,743 compared to $28,555,443 for the first nine months of 2008.

In the third quarter of 2009, Highbury’s weighted average assets under management totaled approximately $5.6 billion with a weighted average fee basis of 0.77%.  As of September 30, 2009, 79% of the Company’s mutual fund assets under management were in funds rated with four or five stars by Morningstar, Inc.

As of September 30, 2009, the Company had approximately $6.2 billion of total assets under management, compared to approximately $5.1 billion as of June 30, 2009 and approximately $4.5 billion as of September 30, 2008.  As of September 30, 2009, mutual fund assets under management were approximately $6.0 billion, compared to approximately $4.9 billion as of June 30, 2009, an increase of approximately 22%, and approximately $4.3 billion as of September 30, 2008, an increase of approximately 39%.  This aggregate increase in mutual fund assets under management of $1,104 million since June 30, 2009 resulted from a combination of (i) positive market appreciation and other adjustments, including distributions of income and gain, reinvestments of distributions, and other items, of approximately $765 million and (ii) net client inflows, which represent aggregate contributions from new and existing clients less withdrawals, of approximately $339 million during the three months ended September 30, 2009.  During the three months ended September 30, 2009, separate account assets under management increased from $132 million to $160 million.

As of November 16, 2009 we had 15,039,244 shares of common stock outstanding and 3,832,056 warrants to purchase shares of common stock outstanding. In addition, there are 4,500,000 shares of common stock reserved for issuance upon conversion of the 1,000 outstanding shares of Series B Convertible Preferred Stock (“Preferred Stock”). The Preferred Stock has a face value of $22.5 million reflecting a conversion price of $5.00 per share. The Preferred Stock bears a dividend of 4% of the face value and is convertible only in certain circumstances. On November 13, 2009, Highbury had cash and equivalents and investments of approximately $13.8 million and no debt outstanding.

In July 2009, three of our stockholders sent letters to our Board of Directors requesting, among other things, changes to our management and the composition of our Board of Directors.  In response to the initiatives of these stockholders, in August 2009, our Board of Directors formed a Special Committee to explore and evaluate strategic alternatives aimed at enhancing value for all of our stockholders.  The Special Committee hired the investment banking firm of Sandler O’Neill & Partners, L.P. and the law firm of Debevoise & Plimpton LLP to provide financial advisory and legal services, respectively, to the Special Committee.  In addition, one of our stockholders has filed a preliminary proxy statement in connection with our 2009 annual meeting which includes two non-binding stockholder proposals and nominates a candidate for election to our Board of Directors.

For the quarter ended September 30, 2009, we incurred $685,583 of expenses related to the Special Committee and the contested proxy solicitation in connection with our 2009 annual meeting.  These expenses include approximately $662,910 of professional fees (including but not limited to legal, accounting and financial advisory fees), $15,142 of travel expenses and $7,531 of other expenses.  Such expenses may continue to be incurred beyond the quarter ended September 30, 2009 in amounts which cannot presently be estimated, but which may continue to be substantial.  These additional expenses have had a negative impact on our results of operations during the quarter ended September 30, 2009 and may have a negative impact on our results in future periods.

Pursuant to an exchange agreement dated August 10, 2009, the Aston management team sold all of its equity interests in Aston to Highbury in exchange for shares of Preferred Stock of Highbury.  As a result of this transaction, Aston became a wholly owned subsidiary of Highbury.  For the quarter ended September 30, 2009, we incurred $822,499 of one-time, non-recurring transaction expenses related to this acquisition.  These expenses include approximately $803,551 of professional fees (including but not limited to legal, accounting and financial advisory fees), $14,898 of travel expenses and $4,050 of other expenses.

Richard S. Foote, Highbury’s President and Chief Executive Officer, stated “Since we formed the Special Committee in August and initiated a review of strategic alternatives, management and the Board of Directors have taken several steps to enhance the value of our Company for all of our stockholders.”

Mr. Foote continued, “On August 10, 2009, we acquired the remaining 35% equity interest of our sole operating subsidiary, Aston Asset Management LLC, or Aston, from Aston’s management team in exchange for 1,000 shares of Preferred Stock of Highbury.  This transaction provided significant economic accretion to Highbury by increasing our participation in Aston’s cash flows by nearly 54%.  The exchange also created greater alignment of interests between our stockholders and Aston’s management team, as they are now significant equity owners of Highbury alongside our public stockholders.”

Mr. Foote continued, “On August 10, 2009, we also adopted a stockholder rights plan which is designed to assure that all stockholders of Highbury receive fair and equal treatment in the event of any proposed takeover of Highbury, to guard against two-tier, partial or other coercive tender offers, open market accumulations and other tactics designed to gain control of Highbury without paying all stockholders a fair price, to provide the Board of Directors with sufficient time to review takeover proposals and consider available alternatives and to enhance the Board of Directors’ ability to negotiate with a prospective acquiror.  The plan is not intended to deter acquisition proposals that are fair and otherwise in the best interests of Highbury and its stockholders.”

Mr. Foote continued, “On September 17, we announced the continuation of our regular quarterly dividend of $0.05 per share and declared a special dividend of $1.50 per share.  This dividend of $1.55 per share in aggregate was paid to stockholders on October 7 and allowed the Company to return approximately $30.3 million of capital to our stockholders.”

Mr. Foote concluded, “While the Special Committee evaluates strategic alternatives for the Company, management and the Board of Directors will continue to seek to create, enhance and preserve value for our stockholders.”

Highbury is an investment management holding company.  Aston Asset Management LLC, Highbury’s wholly owned subsidiary, or Aston, is an investment management firm that is the investment adviser to the Aston Funds, a Delaware business trust, and a variety of separately managed accounts.  Historically, Highbury has pursued acquisition opportunities and sought to establish accretive partnerships with high-quality investment management firms.  We are currently evaluating strategic alternatives, and while we evaluate strategic alternatives, we will not pursue acquisition opportunities other than add-on acquisitions for Aston.  Aston intends to expand its assets under management with a combination of internal growth, new product development and accretive acquisitions.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Highbury’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Highbury cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Highbury assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Highbury's SEC filings and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and Highbury; (4) changing conditions in global financial markets generally and in the equity markets particularly, and decline or lack of sustained growth in these markets; (5) Highbury's business strategy and plans; (6) the introduction, withdrawal, success and timing of business initiatives and strategies; (7) the unfavorable resolution of legal proceedings and/or harm to Highbury's reputation; (8) fluctuations in customer demand; (9) management of rapid growth; (10) the impact of fund performance on redemptions; (11) changes in investors' preference of investing styles; (12) changes in or loss of sub-advisers; (13) the impact of increased competition; (14) the results of future financing efforts; (15) the impact of future acquisitions or divestitures; (16) the relative and absolute investment performance of Highbury's investment products; (17) investment advisory agreements subject to termination or non-renewal; (18) a substantial reduction in fees received from third parties; (19) Highbury's success in finding or consummating add-on acquisitions of investment management firms for Aston; (20) the ability to retain major clients; (21) the ability to attract and retain highly talented professionals; (22) significant limitations or failure of software applications; (23) expenses subject to significant fluctuations; (24) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (25) the impact of capital improvement projects; (26) the extent and timing of any share repurchases; (27) the impact of changes to tax legislation and, generally, the tax position of Highbury; and (28) expenses associated with the formation of the Special Committee and responding to initiatives of dissident stockholders.

Highbury's filings with the SEC, accessible on the SEC's website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Highbury Financial Inc.
Financial Highlights

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009

Revenue	$9,595,927	$11,196,682	$28,555,443	$27,456,743

Net Income attributable to Highbury Financial Inc.	$641,004	$851,580	$2,166,164	$1,967,392

Cash Net Income attributable to Highbury Financial Inc. (1)	$920,265	$1,108,134	$3,007,006	$2,736,216

Adjusted EBITDA (2)	$1,099,742	$1,105,339	$3,625,351	$2,939,215

Average common shares outstanding - basic	9,126,628	9,378,117	9,170,068	9,196,216

Earnings common per share - basic	$0.07	$0.08	$0.24	$0.20

Average common shares outstanding - diluted	9,126,628	12,074,791	9,170,068	10,114,232

Earnings common per share - diluted	$0.07	$0.07	$0.24	$0.19

Highbury Financial Inc.
Financial Highlights

	December 31, 2008	September 30, 2009

Cash and cash equivalents and investments	$14,431,021	$27,828,618

Senior debt	$—	$—

Senior convertible debt	$—	$—

Mandatory convertible securities	$—	$—

Other long term obligations	$805,707	$771,954

Highbury Financial Inc. stockholders’ equity	$40,693,128	$28,956,771

Highbury Financial Inc.
Earnings Per Share and Average Shares Outstanding

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009

Earnings Per Common Share – Basic
Numerator:
Net income attributable to common stockholders	$641,004	$724,406	$2,166,164	$1,840,218
Denominator:
Average common shares outstanding - basic	9,126,628	9,378,117	9,170,068	9,196,216

Earnings Per Common Share – Diluted
Numerator:
Net income attributable to Highbury Financial Inc.	$641,004	$851,580	$2,166,164	$1,967,392
Denominator:
Average common shares outstanding - basic	9,126,628	9,378,117	9,170,068	9,196,216
Effect of dilutive instruments:
Series B Preferred Stock	-	2,601,563	-	885,638
Warrants	-	95,111	-	32,378
Average common shares outstanding - diluted	9,126,628	12,074,791	9,170,068	10,114,232

Highbury Financial Inc.
Reconciliations of Performance and Liquidity Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009

Net Income attributable to Highbury Financial Inc.	$641,004	$851,580	$2,166,164	$1,967,392
Intangible amortization	—	—	—	—
Intangible-related deferred taxes	233,263	210,215	699,788	630,643
Affiliate depreciation	45,998	46,339	141,054	138,181
Other non-cash expenses	—	—	—	—
Cash Net Income attributable to Highbury Financial Inc.	$920,265	$1,108,134	$3,007,006	$2,736,216
Preferred dividends	—	(127,174)	—	(127,174)
Cash Net Income attributable to common stockholders	$920,265	$980,960	$3,007,006	$2,609,042

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009

Net Income attributable to Highbury Financial Inc.	$641,004	$851,580	$2,166,164	$1,967,392
Provision for income taxes	412,740	207,420	1,318,133	833,642
Interest expense	—	—	—	—
Intangible amortization	—	—	—	—
Depreciation and other amortization	45,998	46,339	141,054	138,181
Other non-cash expenses	—	—	—	—
Adjusted EBITDA	$1,099,742	$1,105,339	$3,625,351	$2,939,215

Highbury Financial Inc.
Consolidated Balance Sheets

	December 31,	September 30,
	2008	2009
	(audited)	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$10,244,469	$23,871,418
Investments	4,186,552	3,957,200
Accounts receivable	2,448,572	3,932,153
Prepaid expenses	239,434	89,696
Prepaid taxes	278,444	-
Total current assets	17,397,471	31,850,467

Other assets
Fixed assets, net	806,637	683,032
Identifiable intangibles	22,982,000	22,982,000
Goodwill	3,305,616	3,305,616
Deferred tax assets	1,097,620	341,814
Other long-term assets	157,092	100,000
Total other assets	28,348,965	27,412,462

Total assets	$45,746,436	$59,262,929

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$3,407,601	$3,966,391
Dividends payable	-	25,551,877
Income taxes payable	-	15,936
Total current liabilities	3,407,601	29,534,204

Deferred rent	805,707	771,954
Total liabilities	4,213,308	30,306,158

Commitments and contingencies

Equity

Highbury Financial Inc. stockholders’ equity
Preferred stock, $0.0001 par value, authorized 1,000,000 shares; 0 and 1,000 shares issued and outstanding as of December 31, 2008 and September 30, 2009, respectively: • Series A Junior Participating Preferred Stock (0 shares issued) • Series B Convertible Preferred Stock (1,000 shares issued; liquidation value of $22,500,000 as of September 30, 2009)	-	-
Common stock, $0.0001 par value, authorized 50,000,000 shares; 9,118,740 and 11,985,082 shares issued and outstanding as of December 31, 2008 and September 30, 2009, respectively	912	1,199
Additional paid-in capital	51,818,975	38,114,939
Accumulated deficit	(11,126,759)	(9,159,367)
Total Highbury Financial Inc. stockholders’ equity	40,693,128	28,956,771

Noncontrolling interest	840,000	-

Total equity	41,533,128	28,956,771

Total liabilities and equity	$45,746,436	$59,262,929

Highbury Financial Inc.
Consolidated Statements of Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009

Revenue	$9,595,927	$11,196,682	$28,555,443	$27,456,743

Operating expenses
Distribution and sub-advisory costs	(4,395,372)	(5,363,929)	(13,182,141)	(12,975,323)
Compensation and related expenses	(1,699,827)	(1,716,422)	(4,846,431)	(5,000,412)
Depreciation and amortization	(45,998)	(46,339)	(141,054)	(138,181)
Other operating expenses	(1,183,440)	(2,578,351)	(3,845,466)	(5,110,205)
Total operating expenses	(7,324,637)	(9,705,041)	(22,015,092)	(23,224,121)

Operating income	2,271,290	1,491,641	6,540,351	4,232,622

Other income
Interest income	43,114	5,007	117,249	24,255
Investment income (loss)	(369,556)	303,059	(524,261)	443,382
Total other income (loss)	(326,442)	308,066	(407,012)	467,637

Income before provision for income taxes	1,944,848	1,799,707	6,133,339	4,700,259

Provision for income taxes	(412,740)	(207,420)	(1,318,133)	(833,642)

Net income	1,532,108	1,592,287	4,815,206	3,866,617

Net income attributable to noncontrolling interest	(891,104)	(740,707)	(2,649,042)	(1,899,225)

Net income attributable to Highbury Financial Inc.	641,004	851,580	2,166,164	1,967,392

Preferred stock dividends	-	(127,174)	-	(127,174)

Net income attributable to common stockholders	$641,004	$724,406	$2,166,164	$1,840,218

Weighted average common shares outstanding, basic	9,126,628	9,378,117	9,170,068	9,196,216
Net income per common share, basic	$0.07	$0.08	$0.24	$0.20

Weighted average common shares outstanding, diluted	9,126,628	12,074,791	9,170,068	10,114,232
Net income per common share, diluted	$0.07	$0.07	$0.24	$0.19

Cash dividend per share of common stock – declared	$0.00	$1.55	$0.00	$1.65
Cash dividend per share of common stock – paid	$0.00	$0.05	$0.00	$0.10

Highbury Financial Inc.
Consolidated Statements of Cash Flow

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net income attributable to Highbury Financial Inc.	$641,004	$851,580	$2,166,164	$1,967,392

Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	45,998	46,339	141,054	138,181
Deferred taxes	99,997	171,952	533,540	755,806
Investment (gain) loss	369,556	(303,059)	524,261	(443,382)
Net income attributable to noncontrolling interest	891,104	740,707	2,649,042	1,899,225
Deferred rent	(10,017)	(11,269)	(29,255)	(33,753)
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	166,407	(480,884)	218,546	(1,483,581)
Prepaid expenses	(59,867)	38,038	86,839	149,738
Prepaid taxes	(81,027)	-	(81,027)	278,444
Other long-term assets	-	23,936	-	57,092
Increase (decrease) in:
Accounts payable and accrued expenses	657,366	887,468	49,186	889,707
Income taxes payable	(62,061)	3,220	(66,919)	15,936
Net cash provided by operating activities	2,658,460	1,968,028	6,191,431	4,190,805

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	-	(3,888,759)	(2,000,000)	(3,888,759)
Proceeds from sales of investments	603,960	3,881,819	4,568,031	4,561,494
Increase in other long-term assets	(501,369)	-	(500,021)	-
Purchase of fixed assets	-	(13,732)	(2,756)	(14,576)
Net cash provided by (used in) investing activities	102,591	(20,672)	2,065,254	658,159

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	-	(454,252)	-	(909,407)
Distributions paid to noncontrolling interest holders	(914,637)	(2,312,885)	(2,723,439)	(3,070,143)
Issuance of common stock upon exercise of warrants	-	14,389,485	-	14,389,485
Repurchase of common stock	-	2	(1,735,611)	(83,725)
Repurchase of warrants	-	(1,402,100)	(1,823,083)	(1,548,225)
Net cash provided by (used in) financing activities	(914,637)	10,220,250	(6,282,133)	8,777,985

Net increase in cash and cash equivalents	1,846,414	12,167,606	1,974,552	13,626,949
Cash and cash equivalents - beginning of period	7,404,683	11,703,812	7,276,545	10,244,469
Cash and cash equivalents - end of period	$9,251,097	$23,871,418	$9,251,097	$23,871,418

Supplemental schedule of non-cash investing and financing activities:
Issuance of Series B Convertible Preferred Stock	$-	$22,500,000	$-	$22,500,000
Issuance of 22,150 shares of common stock upon exchange of 443,000 warrants	$-	$-	$-	$-
Dividends declared and not yet paid	$-	$25,551,877	$-	$25,551,877

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$460,000	$32,258	$936,708	$32,258

Highbury Financial Inc.
Notes

(1)
As supplemental information, we provide a non-GAAP performance measure that we refer to as Cash Net Income. This measure is provided in addition to, but not as a substitute for, GAAP net income. Cash Net Income means the sum of (a) net income determined in accordance with GAAP, plus (b) amortization of intangible assets, plus (c) deferred taxes related to intangible assets, plus (d) affiliate depreciation, plus (e) other non-cash expenses. We consider Cash Net Income an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of our interest in our affiliated investment management firm. Cash Net Income is not a measure of financial performance under GAAP and, as calculated by us, may not be consistent with computations of Cash Net Income by other companies. Cash Net Income is used by our management and board of directors as a performance benchmark.

Since our acquired assets do not generally depreciate or require replacement by us, and since they generate deferred tax expenses that are unlikely to reverse, we add back these non-cash expenses to Net Income to measure operating performance. We will add back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time. The portion of deferred taxes generally attributable to intangible assets (including goodwill) that we do not amortize but which generates tax deductions is added back, because these accruals would be used only in the event of a future sale of Aston or an impairment charge. We will add back the portion of consolidated depreciation expense incurred by Aston because under Aston’s operating agreement we are not required to replenish these depreciating assets. We also add back expenses that we incur for financial reporting purposes for which there is no corresponding cash expense because such expenses cause our Net Income to be understated relative to our ability to generate cash flow to service debt, if any, finance accretive acquisitions, and repurchase securities, if appropriate.

(2)
As supplemental information, we provide information regarding Adjusted EBITDA, a non-GAAP liquidity measure. This measure is provided in addition to, but not as a substitute for, cash flow from operations. Adjusted EBITDA means the sum of (a) net income determined in accordance with GAAP, plus (b) amortization of intangible assets, plus (c) interest expense, plus (d) depreciation, plus (e) other non-cash expenses, plus (f) income tax expense. This definition of Adjusted EBITDA is consistent with the definition of EBITDA used in our credit facility. Adjusted EBITDA, as calculated by us, may not be consistent with computations of Adjusted EBITDA by other companies. As a measure of liquidity, we believe that Adjusted EBITDA is useful as an indicator of our ability to service debt, make new investments and meet working capital requirements. We provide this non-GAAP measure because our management uses this information when analyzing the Company’s financial position.

(3)
Net income attributable to noncontrolling interest on the Company’s income statement represents the profits or losses allocated to the Aston management owners for that period.  Noncontrolling interest on the Company’s balance sheet represents the undistributed profits and capital owned by the Aston management.

(4)
Cash Net Income per share represents Cash Net Income divided by the diluted average shares outstanding. In this calculation, the potential share issuance in connection with our warrants is measured using a treasury stock method. Under this method, only the net number of shares of common stock equal to the value of the warrants in excess of the exercise price, if any, is deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are exercised. This method does not take into account any increase or decrease in our cost of capital in an assumed exercise.

Contact Information
Questions and inquiries for further information may be directed to Richard S. Foote, President and Chief Executive Officer of Highbury Financial Inc. He can be reached via telephone at 212-688-2341. More information is also available at www.highburyfinancial.com.